Exhibit 99.1
FOR IMMEDIATE RELEASE:
Builders FirstSource Announces Rights Offering for Common Stock and
Debt Exchange for Second Priority Senior Secured Floating Rate Notes due 2012
Holders of 82.8% in Aggregate Principal Amount of 2012 Notes
Agree to Support the Transaction
October 23, 2009 (Dallas, TX): Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today announced a $205 million common stock rights offering and debt exchange for its outstanding Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 notes”).
The Company expects to raise up to $205 million of new equity capital by way of a rights offering to its stockholders to purchase common stock at a subscription price of $3.50 per share. The Company intends to use $75 million of the proceeds of the rights offering for general corporate purposes and to use any incremental proceeds to repurchase a portion of its 2012 notes. Holders of the 2012 notes will exchange, at par, their 2012 notes for cash, new notes with an interest rate of LIBOR (subject to a 3.0% floor) plus 1000 basis points that will mature in 2016, or a combination of cash and new notes, subject to proration. To the extent that the gross proceeds of the rights offering are less than $205 million, holders of the 2012 notes will convert a portion of the 2012 notes into common stock at an exchange price equal to the subscription price of the rights offering, as described below.
The transaction will benefit the Company by:
•	providing the Company with significant incremental liquidity to fund operations;

•	deleveraging the Company’s balance sheet; and

•	extending the maturity of the Company’s remaining indebtedness under the 2012 notes.
The Company had formed a Special Committee to review a proposal submitted by its two largest stockholders, JLL Partners Fund V, L.P. (“JLL”) and Warburg Pincus Private Equity IX, L.P. (“Warburg Pincus”). Robert Griffin, Chairman of the Special Committee, said, in approving the transaction, “we worked hard with our advisors to provide constructive responses to the transaction proposed by JLL and Warburg Pincus, and we are pleased to have agreed upon a structure that allows current stockholders to maintain their ownership while also allowing the Company to improve its liquidity and right size its balance sheet.”

Floyd Sherman, the Company’s Chief Executive Officer, said “We appreciate the support of JLL and Warburg Pincus, our largest stockholders, their continued willingness to invest in the future of the Company and their demonstrated faith in our management team. I believe that this transaction is a message to the entire building community that Builders FirstSource has the capacity to withstand the current downturn and is prepared for the anticipated recovery.”
Mr. Sherman concluded, “We are optimistic that this transaction will be viewed favorably by our customers, suppliers and employees. We expect the Company to emerge from this downturn in the building market as a stronger and better capitalized competitor.”
The Rights Offering
Under the terms of the rights offering, the Company will distribute, at no charge to the holders of its common stock, transferable rights to purchase up to an aggregate of 58,571,428 million new shares of common stock at a subscription price of $3.50 per share. The number of transferable rights to be distributed per share of common stock will be announced when the Company’s Board of Directors sets a record date for the rights offering and will be set forth in a registration statement to be filed with the Securities and Exchange Commission (“SEC”) and a prospectus distributed to stockholders of record as of the record date. Each whole right will entitle a holder to purchase one share of common stock at the subscription price. Holders of rights (other than JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P.) who fully exercise their rights will be entitled to subscribe for and purchase, subject to certain limitations and subject to allotment, additional shares that remain unsubscribed as a result of any unexercised rights (up to the number of shares for which a holder may subscribe under its basic subscription privilege).
JLL and Warburg Pincus, who collectively beneficially own approximately 50% of the Company’s common stock, have each agreed to backstop the rights offering for no fee under the terms of an Investment Agreement between the Company, JLL, and Warburg Pincus, by purchasing from the Company, at the subscription price, unsubscribed shares of common stock such that gross proceeds of the rights offering will be $75 million. In addition, to the extent gross proceeds of the rights offering are less than $205 million, each of JLL and Warburg Pincus has agreed to exchange up to $48.909 million aggregate principal amount of the 2012 notes indirectly held by it for shares of our common stock at an exchange price equal to the rights offering subscription price, subject to proration from the participation of other holders of 2012 notes who exchange their 2012 notes for shares of our common stock not subscribed for through the exercise of rights in the rights offering.
The first $75 million of gross proceeds from the rights offering will be used for general corporate purposes and to pay the expenses associated with the transaction, and, to the extent gross proceeds of the rights offering exceed $75 million, those proceeds will be used to repurchase a portion of the outstanding 2012 notes exchanged in the debt exchange.

The Debt Exchange
Under the terms of the debt exchange, the Company will exchange up to $145 million of newly issued Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 notes”) and up to $130 million in cash from the proceeds of the rights offering in exchange for its outstanding 2012 notes.
To the extent the Company receives less than $205 million of gross proceeds from the rights offering, JLL and Warburg will exchange their 2012 notes, and other participants in the debt exchange will exchange all or a portion of their 2012 notes, for shares of common stock at an exchange price equal to the subscription price, rather than for the 2016 notes or cash, subject to proration. To the extent the gross proceeds from the rights offering, plus the aggregate principal amount of any 2012 notes exchanged for common stock do not equal $205 million, participants in the debt exchange will receive, in exchange for a portion of their 2012 notes, shares of common stock at an exchange price equal to the subscription price.
In addition, holders who exchange their 2012 notes in the debt exchange will consent to amend the indenture under which the 2012 notes were issued to eliminate certain restrictive covenants and release the liens on the collateral securing the 2012 notes. Holders of approximately 66 2/3% of the aggregate principal amount of the 2012 notes, excluding JLL and Warburg Pincus, must consent to such amendments to the indenture governing the 2012 notes in order for the amendments to become effective.
The Company has entered into support agreements with the holders of 82.8% of the aggregate principal amount of the 2012 notes under which such noteholders have agreed to exchange their 2012 notes in the debt exchange and consent to the amendments to the indenture governing the 2012 notes.
An agreement in principle was reached to settle the consolidated class and derivative action lawsuit that was filed in connection with the proposed transaction.
Consummation of the rights offering and debt exchange is subject to stockholder approval of the issuance of the shares to be issued in the rights offering, the backstop commitment, and the debt exchange; the exchange of at least 95% of the aggregate principal amount of 2012 notes in the debt exchange; court approval of the agreement to settle lawsuits relating to the transaction; and other customary closing conditions.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 9 states, principally in the southern and eastern United States, and has 55 distribution centers and 51 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the Company’s web site at www.bldr.com.
Cautionary Notice
Statements in this news release which are not purely historical facts or which necessarily depend upon future events, including statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. In addition, the Company cannot assure that it will be successful in completing the common stock rights offering or the debt exchange, on the terms outlined in this press release or otherwise. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results or the rights offering and the debt exchange can be found in the risk factors section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
Additional Information and Where to Find It
The 2016 notes and the shares of common stock that may be delivered upon exchange of the 2012 notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of any offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
The Company intends to file with the SEC a registration statement covering the rights offering, and the distribution of rights and commencement of the rights offering will occur promptly following the effectiveness of that registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any such securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
In addition, the Company intends to file with the SEC and distribute to its stockholders a proxy statement to solicit proxies for a special meeting seeking the approval of our stockholders, as required by the Nasdaq Marketplace Rules, of the issuance of the common stock in the rights offering, the backstop commitment, and the debt exchange.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS AND THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
You may obtain a free copy of the prospectus and proxy statement (if and when it becomes available) and other related documents filed by Builders FirstSource, Inc. with the SEC at the SEC’s web site at www.sec.gov. The prospectus and proxy statement (if and when they become available) and the other documents may also be obtained for free by accessing Builders FirstSource’s web site at http://www.bldr.com.
Participants in the Solicitation
Builders FirstSource, Inc., its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Builders FirstSource, stockholders in respect of the proposed transaction. You can find information about the executive officers and directors of Builders FirstSource, Inc. in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2009 and definitive Proxy Statement filed with the SEC on April 4, 2009. You can obtain free copies of these documents and of the prospectus and proxy statement (if and when they becomes available) from Builders FirstSource Inc. by contacting its investor relations department. You may also obtain free copies of these documents by accessing Builders FirstSource’s web site or the SEC’s web site at the addresses previously mentioned.
Additional information regarding the interests of such potential participants in the solicitation will be included in the prospectus and proxy statement and the other relevant documents filed with the SEC when they become available.
Contact:
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500